Exhibit 99.1

RELEASE DATE: August 17, 2007

CONTACT:	Media and Financial Community:

Dennis Halpin
304-234-2421

WHEELING-PITTSBURGH CORPORATION REACHES

AGREEMENT IN PRINCIPLE ON THE REFINANCING OF

ITS EXISTING CREDIT FACILITIES

WHEELING, WV, August 17, 2007 – Wheeling-Pittsburgh Corporation (NASDAQ:WPSC), the holding company of Wheeling-Pittsburgh Steel Corporation, confirmed today that it has reached an agreement in principle with its lead banks on the terms of a $350 million revolving credit facility to replace its current $225 million facility, and a new $135 million term loan to replace its existing government guaranteed term loan. Wheeling-Pittsburgh expects to close on the new credit facilities prior to its pending combination with Esmark Incorporated. Wheeling-Pittsburgh’s intention to refinance and the receipt of a proposal from its lead banks were announced during the Company’s August 10, 2007 second quarter earnings call.

James P. Bouchard, Chairman and CEO of Wheeling-Pitt stated, “Upon completion, this interim financing package would enhance the Company’s near term liquidity by allowing greater access to the Company’s working capital collateral and would eliminate the financial covenant contained in the existing term loan. This agreement in principle represents an important next step to facilitate the merger with Esmark. Many people have contributed over the years to this great Company, and we wish to thank the Emergency Steel Loan Guarantee Board and Senators Rockefeller and Byrd. They saved this company in 2003. We also want to thank Governors Manchin and Strickland, Leo Girard and the United Steelworkers. Their unflagging support has provided the path forward to accomplish the planned combination of Wheeling-Pittsburgh and Esmark.”

Details of the financings are being finalized and are subject to change until final documentation is executed and customary closing conditions.

Forward-Looking Statements Cautionary Notice

This press release contains forward-looking statements, as defined in the Private Securities Litigation Reform Act of 1995, relating to the proposed refinancing of certain indebtedness. These forward-looking statements are based on current expectations and assumptions that are subject to risks and uncertainties that could cause actual results to differ materially. These risks and uncertainties include, among others, factors relating to (i) uncertainties concerning the ability of the parties to enter into definitive agreements on mutually acceptable terms, (ii) the risk that the conditions to closing under such credit facilities may not be satisfied, and (iii) other risks identified in “Item 1A Risk Factors” section of Wheeling-Pittsburgh’s Annual Report on Form 10-K for the year ended December 31, 2006 and other reports and filings with the Securities and Exchange Commission. In addition, any forward-looking statements represent Wheeling-Pittsburgh’s views only as of today and should not be relied upon as representing its views as of any subsequent dates. While Wheeling-Pittsburgh may elect to update forward-looking statements from time to time, it specifically disclaims any obligation to do so.

In connection with the proposed business combination of Wheeling-Pittsburgh Corporation (“Wheeling-Pitt”) and Esmark Incorporated (“Esmark”), Clayton Acquisition Corporation (“New Esmark”) has filed with the SEC a registration statement on Form S-4 and related preliminary proxy statement with the SEC. Stockholders of Wheeling-Pitt and Esmark are urged to read the registration statement, proxy statement/prospectus and any other relevant documents, including the definitive proxy statement/prospectus, filed with the SEC when they become available, as well as any amendments or supplements to those documents, because they will contain important information, including information on the proposed transaction as well as participants and their interests in Wheeling-Pitt, Esmark and New Esmark. Stockholders will be able to obtain a free copy of the registration statement and related proxy statement/prospectus, as well as other filings containing information about Wheeling-Pitt and Esmark, at the SEC’s website at http://www.sec.gov. New Esmark, Wheeling-Pitt, Esmark and their respective directors and executive officers may be deemed participants in the solicitation of proxies from the stockholders of Wheeling-Pitt in connection with the proposed business combination transaction. Information regarding the participants in the proxy solicitation and their respective interests may be obtained by reading the registration statement and related preliminary proxy statement. This document shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

About Wheeling-Pittsburgh:

Wheeling-Pittsburgh is a steel company engaged in the making, processing and fabrication of steel and steel products using both integrated and electric arc furnace technology. The Company manufactures and sells hot rolled, cold rolled, galvanized, pre-painted and tin mill sheet products. The Company also produces a variety of steel products including roll formed corrugated roofing, roof deck, floor deck, bridgeform and other products used primarily by the construction, highway and agricultural markets.